Authorization Agreement

To : International Bank of Taipei,     Center / Branch

In order to get credit and loan information of the Contractor and other requirements for operations that are appropriate to registered business items, the authorized person and the guarantor Pai Suang-Yi (hereinafter referred to as “Contractor”) agrees that the Bank may, within the specific purposes and requirements under registered business items or other business needs, provide the information of the Contractor, such as profile, financial status, current accounts and remittance logs, credit card records, credit transactions, credit reference reports, loan related data, and personal credit data in relation to this Agreement, etc., for the Bank units, the same trade, Joint Credit Information Center, Small and Medium Business Credit Guarantee Fund, The Overseas Chinese Credit Guarantee Fund, Agricultural Credit Guarantee Fund, Financial Information Service Co., Ltd., the Taiwan Clearing House, Taiwan Securities Central Depository Co., Ltd., National Credit Card Center of R.O.C., those persons, organizations, or institutes who are in relation to creditor’s right/debt liabilities (planning to loan assignment or participation) of the Bank, entrust the Bank to handle banking business, designated by the Ministry of Finance, or have agreements signed with the Bank under the necessity of doing business and may collect, process, transfer, and make use of the aforementioned data of the borrower and the Contractor and said persons, organizations, or institutes shall provide the data of the borrower and the Contractor to the Bank for reference.

The Authorized Person:	(Seal)
Kid Castle Internet Technology Corporation
1F, 148, Jiang-guo Road, Hsindian City

The Guarantor: Pai Suang-Yi / Yang Ming-Tan	(Seal)

Supervisor	Signature Checker

Date : Mar. 16, 2006

Authorization Letter

To : International Bank of Taipei

The authorized person Kid Castle Internet Technology Corporation (hereinafter referred to as the “Authorized Person”) authorizes the Bank to withdraw or transfer money from the current account of the Authorized Person opened at the Yung-ho Branch of the Bank with A/C No. 14359-0 for each amount payable related to respective loans, deferred interests, penalties, charges in relation to insurance on guarantees, handling fees of transferring credit insurance guarantee fund, opening/amending letters of credit, collection and other handling fees owing to relevant loans, the application of opening letters of credit or foreign exchange business the Authorized Person submits to the Bank and the Authorized Person shall have no objection. The Authorized Person hereby agrees to the following terms and conditions:

1.
The bank is authorized to directly withdraw amounts payable that are derived from the aforementioned transactions between the Bank and the Authorized Person or the borrower from said bank account of the Authorized Person without bank passbook or withdrawal slip of the Authorized Person required. The Bank must mail or send all receipts of the money withdrawals to the Authorized Person for records.

2.
The Authorized Person shall go to the Bank for passbook entry and balance check as soon as possible after said money withdrawals and the Authorized Person acknowledges all money withdrawals made by the Bank without any objection.

3.
The Authorized Person shall go to the Bank for dealing all loan related payment procedures with the Bank upon the maturity date/due date of each loan. In the event that the Authorized Person defaults to complete necessary procedures with the Bank with excuse that the Bank is authorized to directly withdraw all amounts payable, the Authorized Person shall be liable to legal responsibilities for all possible results related to the said matters.

4.
In the event the Bank deems it necessary, finds incomplete loan application processing, or insufficient savings in said bank account of the Authorized Person, the Authorized Person or the borrower shall immediately go to the Bank for completing necessary processes upon receiving notification from the Bank.

5.
The Bank has the right to deal with the aforementioned transactions according to this Authorization Letter before receiving a written notice from the Authorized Person to abrogate the authorization right and the completion of relevant authorization annulment processes.

The Authorized Person: Kid Castle Internet Technology Corporation / Pai Suang-Yi (Seal)
Business united No. / ID No. :
The Borrower : Kid Castle Internet Technology Corporation / Pai Suang-Yi (Seal)

Date : Mar. 16, 2006

Asistance Manager Approval	Clerk	Signature Check

Authorization Letter

To : International Bank of Taipei

1.
The authorized person Kid Castle Internet Technology Corporation (hereinafter referred to as the “Authorized Person”) hereby instructs with authorization irrevocability that all or a portion of those goods shipped and arrived owing to the request made by the Authorized Person to the International Bank of Taipei (hereinafter referred to as the “Bank”) with the import license and/or other documents issued by the Bureau of Foreign Trade, the Ministry of Economic Affairs, R.O.C. or designated organizations by the competent authority in this connection provided for the application of opening letters of credit; however, in the event the Authorized Person fails to repay the payments to the Bank within the terms of loans according to respective letters of credit or all letters of credit the Authorized Person requests the Bank to open are deemed due date according to relevant loan agreements, the Bank has the right to apply to the Ministry of Economic Affairs, R.O.C. for approval to receive those goods at Customs and auction and freely handle those imported goods.

2.	The Authorized Person sincerely states that the declaration at Customs made by the Bank is deemed as the act of the Authorized Person with the force of constraint on the Authorized Person.

The Authorized Person: Kid Castle Internet Technology Corporation	(Seal)
Address : 1F, 148, Jiang-guo Road, Hsindian City
Date : Mar. 16, 2006

Manager/Assistant Manager	Clerk	Signature Check

Promissory note
1. It is approved that the promissory note of $30,000,000 NT Dollars is paid to International Bank of Taipei on    .

2.  Destination of payment :

3. The interest of the loan shall be calculated at % per annum starting from the issued date of the note. If the borrower defaults to pay the interest and principal, 10% of the loan interest as penalty for in less than six months the reimbursement is made from the specified date, 20% of the loan interest as penalty for more than six months the reimbursement is made from the specified date.

If the borrower defaults to pay the interest more than one year in continuing exhortation, the interest shall be added to the principal to be collected by the Bank.

4. This promissory note is exempted from providing protest proof and the Obligation of Notification on Article 89 of the Law of Bills and Notes.

Drawer : Kid Castle Internet Technology Corporation
Address : 1F, 148, Jiang-guo Road, Hsindian City

Drawer : Pai Suang-Yi
Address : 1-3, Ally 80, Guan-yin Lane, Baisha Village, Huatan Township, Chang Hwa County

Drawer :
Address :

Date : March 16, 2006

-----------------------------Please put a seal on the perforation--------------------------------------

Letter of Authority

To : International Bank of Taipei

The above Drawers concurrently issue the promissory note to the Bank as shown on the upper page and further authorize the Bank to automatically fill in the due date and interest rate on the promissory note according to agreed agreement(s) and relevant application policies to exercise the right of the note.

Drawer : Kid Castle Internet Technology Corporation (seal)

Drawer :Pai Suang-Yi (seal)

Drawer : (seal)

Clerk :
Section Chief :
Assistant Manager :
Manager :

LETTER OF UNDERTAKING

To : International Bank of Taipei

The Borrower Kid Castle Internet Technology Corporation hereby gives an undertaking to deposit money (including savings at present and in the future) into the Current Account : A/C No.       , a specific account preparing for an offset to loan(s), at the Bank opened in the Borrower’s name for the Bank to put in pledge as guarantee of the Borrower’s loans. The Borrower further authorizes the Bank to directly transfer money either from the Borrower’s bank account to pay off the amount of the loans, including principal, interest, penalty, and relevant charges incurred from said loans, or to the Borrower’s bank account without the Borrower’s bankbook, seal, or deposit receipt required. The Borrower shall not withdraw money from the bank account without the written consent of the Bank.

Borrower : Kid Castle Internet Technology Corporation
Business Unit No.: 70676630
Address : 1F, 148, Jiang-guo Road, Hsindian City
Date : March 16, 2006

The original authorized seal of specific account preparing for an offset of loans
Checked by :
Supervisor :

Date of authorization Termination	No.

Notification of Approved Loan

To : Kid Castle Internet Technology Corporation

The Bank is pleased to inform you that your loan application has been approved and the conditions for the amount of loan approved are set as follows:

Item	Amount	Loan Conditions	Term of Loan	Interest Rate
Middle-term loan (single)	NT$15,000,000	3-year installments paid by cheques, 30% of franchising fee should be obtained as preparation for loan repayment (the duration of cheque collection may be more than one year and above).	3 years	Base Lending Rate of the Bank plus 2.29% (current : 6%)
Total	NT$15,000,000
Remark

International Bank of Taipei, Jingmei Corporate Banking Center
Date : Jan. 28, 2005